Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated November 16, 2020 (including amendments thereto) with respect to the Common Stock, $0.0001 par value, of Ocuphire Pharma, Inc.. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 16, 2020	Richmond Brothers, Inc.

	By:	/s/ David S. Richmond
		Name:	David S. Richmond
		Title:	Chairman

RBI Private Investment III, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

The RBI Opportunities Fund, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

The RBI Opportunities Fund II, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	RBI PI Manager, LLC

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

/s/ David S. Richmond
David S. Richmond

/s/ Matthew J. Curfman
Matthew J. Curfman